For Immediate Release

LPL Financial Announces Third Quarter 2022 Results

Key Financial Results
•Net Income was $232 million, translating to diluted earnings per share ("EPS") of $2.86, up 127% from a year ago
•EPS prior to amortization of intangible assets and acquisition costs* increased 77% year-over-year to $3.13
◦Gross profit* increased 33% year-over-year to $838 million
◦Core G&A* increased 10% year-over-year to $298 million
◦EBITDA* increased 84% year-over-year to $414 million

Key Business Results
•Total advisory and brokerage assets decreased 8% year-over-year to $1.04 trillion
◦Advisory assets decreased 9% year-over-year to $543 billion
◦Advisory assets as a percentage of total assets decreased to 52.3%, down from 52.4% a year ago
•Total organic net new assets were $20 billion, representing 7% annualized growth, and $101 billion over the past twelve months, representing 9% growth
◦Organic net new advisory assets were $11 billion, representing 8% annualized growth
◦Organic net new brokerage assets were $9 billion, representing 7% annualized growth
•Recruited assets(1) were $13 billion
◦Recruited assets over the trailing twelve months were $84 billion, up approximately 2% from a year ago
•LPL Services Group had annualized revenue of $34 million in Q3, up approximately 51% from a year ago
◦Services Group subscriptions were 4,233 at the end of Q3, up 1,635 year-over-year
•Advisor count(2) was 21,044, up 173 sequentially and 1,417 year-over-year
•Total client cash balances were $67 billion, a decrease of $3 billion sequentially and an increase of $16 billion year-over-year
◦Client cash balances as a percentage of total assets were 6.4%, down from 6.5% in the prior quarter, and up from 4.5% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $424 million
•Leverage ratio(4) was 1.72x
•Share repurchases were $75 million for 366 thousand shares at an average price of $205 per share
•Dividends paid of $20 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures.

Key Updates
•People's United Bank: Onboarded the retail brokerage and advisory business of People's United Bank, with $4.4 billion of total assets, of which $3.0 billion transitioned onto our platform in Q3
•Cash Sweep Program: Implemented the client cash account ("CCA") as our primary sweep overflow vehicle
•Core G&A*: Raised the low end of our 2022 outlook range by $15 million, translating to an updated 2022 Core G&A* range of $1,185 million to $1,195 million
•Capital Management:
◦Lowered management target leverage ratio to a range of 1.5x to 2.5x, from 2.0x to 2.75x
◦Plan to increase share repurchases in Q4 to $150 million
◦Announced an increase to the Company's share repurchase authorization with $2 billion available for repurchases beginning in 2023
SAN DIEGO — October 27, 2022 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its third quarter ended September 30, 2022, reporting net income of $232 million, or $2.86 per share. This compares with $103 million, or $1.26 per share, in the third quarter of 2021 and $161 million, or $1.97 per share, in the prior quarter.
"Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take of their clients,” said Dan Arnold, President and CEO. "At the same time, we continue to enhance the appeal of our model, by helping our advisors differentiate and win with their clients, and operate thriving businesses. This combination contributed to another quarter of solid recruiting, retention, and business growth."
"We delivered another quarter of solid results in Q3," said Matt Audette, CFO. "We invested to drive growth while staying disciplined on expenses, successfully onboarded People’s United Bank, and continued to deliver solid organic growth. Going forward, our business momentum and financial strength position us well to continue creating long-term shareholder value."

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on November 28, 2022 to all stockholders of record as of November 10, 2022.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, October 27. The conference call will be accessible at investor.lpl.com/events, with a replay available until November 17.
Contacts
Investor Relations
investor.relations@lplfinancial.com
(617) 897-4574

Media Relations
media.relations@lplfinancial.com
(980) 321-1232
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve(5), supporting more than 21,000 financial advisors, including advisors at approximately 1,100 institution-based investment programs and at approximately 500 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-centered model and the belief that investors deserve access to personalized guidance from a financial advisor. At LPL, independence means that advisors have the freedom they deserve to choose the business model, services, and technology resources that allow them to run their perfect practice. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors, so they can take care of their clients.
LPL and its affiliated companies provide financial services only from the United States.

Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), an SEC-registered broker-dealer and investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of brokerage and advisory assets from People's United Bank ("People's United");
•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2022 Core G&A* outlook) and target leverage ratio; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of October 27, 2022 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from the expressed or implied expectations of the forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of People's United's advisors;
•disruptions in the businesses of the Company or People's United that could make it more difficult to maintain relationships with their respective advisors and their clients;
•the choice by clients of People's United advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs;
•the effects of the COVID-19 pandemic, including efforts to contain it; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income(6)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30,	June 30,		September 30,
	2022	2022	Change	2021	Change
REVENUE
Advisory	$923,766	$1,001,851	(8%)	$959,733	(4%)
Commission	584,980	573,376	2%	610,384	(4%)
Asset-based	489,263	363,597	35%	301,701	62%
Service and fee	121,745	112,802	8%	105,079	16%
Transaction	43,328	44,416	(2%)	35,283	23%
Interest income, net	22,092	10,121	118%	7,365	200%
Other	(22,116)	(67,276)	n/m	1,218	n/m
Total revenue	2,163,058	2,038,887	6%	2,020,763	7%
EXPENSE
Advisory and commission	1,304,528	1,304,422	—%	1,366,832	(5%)
Compensation and benefits	208,051	196,699	6%	185,980	12%
Promotional	94,510	78,027	21%	96,012	(2%)
Occupancy and equipment	54,636	55,906	(2%)	52,695	4%
Depreciation and amortization	51,669	48,453	7%	38,409	35%
Interest expense on borrowings	33,186	28,755	15%	27,063	23%
Amortization of other intangibles	22,654	21,168	7%	21,531	5%
Brokerage, clearing and exchange	20,850	23,362	(11%)	22,828	(9%)
Communications and data processing	17,812	16,223	10%	17,824	—%
Professional services	16,871	17,290	(2%)	16,722	1%
Other	31,557	36,261	(13%)	36,888	(14%)
Total expense	1,856,324	1,826,566	2%	1,882,784	(1%)
INCOME BEFORE PROVISION FOR INCOME TAXES	306,734	212,321	44%	137,979	122%
PROVISION FOR INCOME TAXES	74,403	51,776	44%	34,915	113%
NET INCOME	$232,331	$160,545	45%	$103,064	125%
EARNINGS PER SHARE
Earnings per share, basic	$2.91	$2.01	45%	$1.29	126%
Earnings per share, diluted	$2.86	$1.97	45%	$1.26	127%
Weighted-average shares outstanding, basic	79,805	79,947	—%	80,182	—%
Weighted-average shares outstanding, diluted	81,250	81,410	—%	81,849	(1%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income(6)
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2022	2021	Change
REVENUE
Advisory	$2,972,714	$2,528,092	18%
Commission	1,743,881	1,765,846	(1%)
Asset-based	1,149,261	846,027	36%
Service and fee	347,359	301,376	15%
Transaction	134,470	117,030	15%
Interest income, net	39,958	20,797	92%
Other	(120,005)	47,470	n/m
Total revenue	6,267,638	5,626,638	11%
EXPENSE
Advisory and commission	3,983,084	3,748,933	6%
Compensation and benefits	596,784	531,373	12%
Promotional	259,539	214,542	21%
Occupancy and equipment	161,654	137,731	17%
Depreciation and amortization	145,576	110,612	32%
Interest expense on borrowings	89,152	77,293	15%
Brokerage, clearing and exchange	66,812	65,651	2%
Amortization of other intangibles	65,018	58,887	10%
Professional services	53,183	54,847	(3%)
Communications and data processing	49,162	44,747	10%
Loss on extinguishment of debt	—	24,400	(100%)
Other	105,240	92,852	13%
Total expense	5,575,204	5,161,868	8%
INCOME BEFORE PROVISION FOR INCOME TAXES	692,434	464,770	49%
PROVISION FOR INCOME TAXES	165,814	112,985	47%
NET INCOME	$526,620	$351,785	50%
EARNINGS PER SHARE
Earnings per share, basic	$6.59	$4.40	50%
Earnings per share, diluted	$6.47	$4.30	50%
Weighted-average shares outstanding, basic	79,909	79,981	—%
Weighted-average shares outstanding, diluted	81,415	81,772	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	September 30, 2022	June 30, 2022	December 31, 2021
ASSETS
Cash and equivalents	$1,219,418	$700,395	$495,246
Cash and equivalents segregated under federal or other regulations	2,268,090	863,500	1,496,463
Restricted cash	91,712	89,833	80,655
Receivables from clients, net	635,380	695,405	578,889
Receivables from brokers, dealers and clearing organizations	120,211	71,555	102,503
Advisor loans, net	1,022,546	1,035,158	963,869
Other receivables, net	645,731	600,906	581,483
Investment securities ($45,093, $35,377 and $39,274 at fair value at September 30, 2022, June 30, 2022 and December 31, 2021, respectively)	62,177	47,695	49,192
Property and equipment, net	751,478	726,224	658,841
Goodwill	1,642,468	1,642,468	1,642,443
Other intangibles, net	427,791	433,485	455,028
Other assets	808,781	829,862	886,988
Total assets	$9,695,783	$7,736,486	$7,991,600
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$3,275,860	$1,498,374	$1,712,224
Payables to brokers, dealers and clearing organizations	168,485	154,909	170,119
Accrued advisory and commission expenses payable	194,480	199,691	222,379
Corporate debt and other borrowings, net	2,719,096	2,720,747	2,814,044
Accounts payable and accrued liabilities	392,810	363,768	384,025
Other liabilities	945,540	954,937	1,018,276
Total liabilities	7,696,271	5,892,426	6,321,067
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 129,543,504 shares, 129,365,714 shares and 128,758,086 shares issued at September 30, 2022, June 30, 2022 and December 31, 2021, respectively	129	129	129
Additional paid-in capital	1,896,433	1,879,312	1,841,402
Treasury stock, at cost — 49,784,348 shares, 49,427,892 shares and 48,768,145 shares at September 30, 2022, June 30, 2022 and December 31, 2021, respectively	(2,696,591)	(2,620,798)	(2,498,600)
Retained earnings	2,799,541	2,585,417	2,327,602
Total stockholders’ equity	1,999,512	1,844,060	1,670,533
Total liabilities and stockholders’ equity	$9,695,783	$7,736,486	$7,991,600

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q3 2022	Q2 2022	Change	Q3 2021	Change
Gross Profit(7)
Advisory	$923,766	$1,001,851	(8%)	$959,733	(4%)
Sales-based commissions	269,893	252,493	7%	239,804	13%
Trailing commissions	315,087	320,883	(2%)	370,580	(15%)
Advisory fees and commissions	1,508,746	1,575,227	(4%)	1,570,117	(4%)
Production-based payout(8)	(1,326,331)	(1,370,046)	(3%)	(1,368,348)	(3%)
Advisory fees and commissions, net of payout	182,415	205,181	(11%)	201,769	(10%)
Client cash(9)	303,681	156,219	94%	90,941	234%
Other asset-based(10)	194,270	208,489	(7%)	211,050	(8%)
Service and fee	121,745	112,802	8%	105,079	16%
Transaction	43,328	44,416	(2%)	35,283	23%
Interest income and other, net(11)	13,091	7,358	78%	9,809	33%
Total net advisory fees and commissions and attachment revenue	858,530	734,465	17%	653,931	31%
Brokerage, clearing and exchange expense	(20,850)	(23,362)	(11%)	(22,828)	(9%)
Gross Profit(7)	837,680	711,103	18%	631,103	33%

G&A Expense
Core G&A(12)	298,026	285,973	4%	270,865	10%
Regulatory charges	7,847	8,069	(3%)	5,976	31%
Promotional (ongoing)(13)(14)	98,667	83,791	18%	83,630	18%
Acquisition costs(14)	7,498	8,909	(16%)	35,887	(79%)
Employee share-based compensation	11,399	13,664	(17%)	9,763	17%
Total G&A	423,437	400,406	6%	406,121	4%
EBITDA(15)	414,243	310,697	33%	224,982	84%
Depreciation and amortization	51,669	48,453	7%	38,409	35%
Amortization of other intangibles	22,654	21,168	7%	21,531	5%
Interest expense on borrowings	33,186	28,755	15%	27,063	23%
INCOME BEFORE PROVISION FOR INCOME TAXES	306,734	212,321	44%	137,979	122%
PROVISION FOR INCOME TAXES	74,403	51,776	44%	34,915	113%
NET INCOME	$232,331	$160,545	45%	$103,064	125%
Earnings per share, diluted	$2.86	$1.97	45%	$1.26	127%
Weighted-average shares outstanding, diluted	81,250	81,410	—%	81,849	(1%)
EPS prior to amortization of intangible assets and acquisition costs(16)	$3.13	$2.24	40%	$1.77	77%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2022	Q2 2022	Change	Q3 2021	Change
Market Drivers
S&P 500 Index (end of period)	3,586	3,785	(5%)	4,308	(17%)
Russell 2000 Index (end of period)	1,665	1,708	(3%)	2,204	(24%)
Fed Funds daily effective rate (average bps)	219	73	146bps	9	210bps

Advisory and Brokerage Assets(17)
Advisory assets	$542.6	$558.6	(3%)	$594.0	(9%)
Brokerage assets	495.8	506.0	(2%)	538.6	(8%)
Total Advisory and Brokerage Assets	$1,038.4	$1,064.6	(2%)	$1,132.6	(8%)
Advisory as a % of Total Advisory and Brokerage Assets	52.3%	52.5%	(20bps)	52.4%	(10bps)

Assets by Platform
Corporate advisory assets(18)	$361.6	$372.1	(3%)	$395.6	(9%)
Independent RIA advisory assets(18)	181.0	186.5	(3%)	198.4	(9%)
Brokerage assets	495.8	506.0	(2%)	538.6	(8%)
Total Advisory and Brokerage Assets	$1,038.4	$1,064.6	(2%)	$1,132.6	(8%)

Centrally Managed Assets
Centrally managed assets(19)	$83.0	$85.6	(3%)	$88.6	(6%)
Centrally Managed as a % of Total Advisory Assets	15.3%	15.3%	—bps	14.9%	40bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2022	Q2 2022	Change	Q3 2021	Change
Net New Assets (NNA)(20)
Net new advisory assets	$11.0	$11.4	n/m	$21.7	n/m
Net new brokerage assets	8.9	25.8	n/m	7.3	n/m
Total Net New Assets	$19.9	$37.2	n/m	$29.0	n/m

Organic Net New Assets(21)
Organic net new advisory assets	$11.0	$11.4	n/m	$21.1	n/m
Organic net new brokerage assets	8.9	25.8	n/m	5.6	n/m
Total Organic Net New Assets	$19.9	$37.2	n/m	$26.7	n/m

Net brokerage to advisory conversions(22)	$1.7	$1.8	n/m	$3.1	n/m
Organic advisory NNA annualized growth(23)	7.9%	7.3%	n/m	15.6%	n/m
Total organic NNA annualized growth(23)	7.5%	12.8%	n/m	10.2%	n/m

Net New Advisory Assets(20)
Corporate platform net new advisory assets	$7.1	$8.3	n/m	$15.2	n/m
Independent RIA net new advisory assets	3.9	3.1	n/m	6.5	n/m
Total Net New Advisory Assets	$11.0	$11.4	n/m	$21.7	n/m
Centrally managed net new advisory assets(20)	$2.2	$3.2	n/m	$3.9	n/m

Client Cash Balances(24)
Insured cash account sweep	$47.7	$40.8	17%	$30.5	56%
Deposit cash account sweep	12.7	12.3	3%	8.6	48%
Total Bank Sweep	60.3	53.1	14%	39.0	55%
Money market sweep	3.2	15.0	(79%)	9.9	(68%)
Total Client Cash Sweep Held by Third Parties	63.5	68.1	(7%)	48.9	30%
Client cash account	3.3	1.5	120%	1.6	106%
Total Client Cash Balances	$66.8	$69.6	(4%)	$50.5	32%
Client Cash Balances as a % of Total Assets	6.4%	6.5%	(10bps)	4.5%	190bps

Client Cash Balance Average Yields - bps(25)
Insured cash account sweep	212	134	78	101	111
Deposit cash account sweep	157	63	94	24	133
Money market sweep	38	44	(6)	3	35
Client cash account(26)	208	52	156	14	194
Total Client Cash Balance Average Yield - bps	180	98	82	75	105

Net buy (sell) activity(27)	$20.3	$5.3	n/m	$17.6	n/m

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	September 2022	August 2022	Change	July 2022	June 2022
Advisory and Brokerage Assets(17)
Advisory assets	$542.6	$580.0	(6%)	$593.4	$558.6
Brokerage assets	495.8	524.9	(6%)	530.9	506.0
Total Advisory and Brokerage Assets	$1,038.4	$1,104.8	(6%)	$1,124.3	$1,064.6

Net New Assets (NNA)(20)
Net new advisory assets	$3.8	$4.2	n/m	$3.0	$4.1
Net new brokerage assets	1.6	5.5	n/m	1.8	6.5
Total Net New Assets	$5.4	$9.7	n/m	$4.8	$10.5
Net brokerage to advisory conversions(22)	$0.4	$0.9	n/m	$0.4	$0.5

Organic Net New Assets (NNA)(21)
Net new advisory assets	$3.8	$4.2	n/m	$3.0	$4.1
Net new brokerage assets	1.6	5.5	n/m	1.8	6.5
Total Organic Net New Assets	$5.4	$9.7	n/m	$4.8	$10.5

Client Cash Balances(24)
Insured cash account sweep	$47.7	$47.1	1%	$41.9	$40.8
Deposit cash account sweep	12.7	12.4	2%	12.3	12.3
Total Bank Sweep	60.3	59.5	1%	54.2	53.1
Money market sweep	3.2	3.2	—%	13.9	15.0
Total Client Cash Sweep Held by Third Parties	63.5	62.7	1%	68.1	68.1
Client cash account	3.3	3.1	6%	1.3	1.5
Total Client Cash Balances	$66.8	$65.8	2%	$69.4	$69.6

Net buy (sell) activity(27)	$5.2	$10.0	n/m	$5.1	$2.0

Market Drivers
S&P 500 index (end of period)	3,586	3,955	(9%)	4,130	3,785
Russell 2000 Index (end of period)	1,665	1,844	(10%)	1,885	1,708
Fed funds effective rate (average bps)	260	233	27bps	164	119

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2022	Q2 2022	Change	Q3 2021	Change
Commission Revenue by Product
Annuities	$327,386	$311,263	5%	$314,134	4%
Mutual funds	164,190	168,234	(2%)	201,120	(18%)
Fixed income	32,729	29,013	13%	30,092	9%
Equities	24,278	29,909	(19%)	28,943	(16%)
Other	36,397	34,957	4%	36,095	1%
Total commission revenue	$584,980	$573,376	2%	$610,384	(4%)

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$152,343	$129,371	18%	$108,983	40%
Mutual funds	34,074	39,522	(14%)	46,934	(27%)
Fixed income	32,729	29,013	13%	30,092	9%
Equities	24,278	29,909	(19%)	28,943	(16%)
Other	26,469	24,678	7%	24,852	7%
Total sales-based commissions	$269,893	$252,493	7%	$239,804	13%
Trailing commissions
Annuities	$175,043	$181,892	(4%)	$205,151	(15%)
Mutual funds	130,116	128,712	1%	154,186	(16%)
Other	9,928	10,279	(3%)	11,243	(12%)
Total trailing commissions	$315,087	$320,883	(2%)	$370,580	(15%)
Total commission revenue	$584,980	$573,376	2%	$610,384	(4%)

Payout Rate(8)	87.91%	86.97%	94bps	87.15%	76bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2022	Q2 2022	Q4 2021
Cash and equivalents	$1,219,418	$700,395	$495,246
Cash at regulated subsidiaries	(917,700)	(546,299)	(284,105)
Excess cash at regulated subsidiaries per the Credit Agreement	122,562	87,400	25,846
Corporate Cash(3)	$424,280	$241,496	$236,987

Corporate Cash(3)
Cash at Parent	$292,885	$144,358	$202,407
Excess cash at regulated subsidiaries per the Credit Agreement	122,562	87,400	25,846
Cash at non-regulated subsidiaries	8,833	9,738	8,734
Corporate Cash	$424,280	$241,496	$236,987

Leverage Ratio
Total debt	$2,740,575	$2,743,250	$2,838,600
Total corporate cash	424,280	241,496	236,987
Credit Agreement Net Debt	$2,316,295	$2,501,754	$2,601,613
Credit Agreement EBITDA (trailing twelve months)(28)	$1,344,524	$1,194,944	$1,150,691
Leverage Ratio	1.72x	2.09x	2.26x

	September 30, 2022
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	LIBOR+125bps	4.393%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	FFR+125bps	4.330%	8/3/2023
Senior Secured Term Loan B	1,040,575	LIBOR+175 bps(c)	4.314%	11/12/2026
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$2,740,575		4.265%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $1 billion at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2022	Q2 2022	Change	Q3 2021	Change
Advisors
Advisors	21,044	20,871	1%	19,627	7%
Net new advisors	173	780	n/m	513	n/m
Annualized advisory fees and commissions per advisor(29)	$288	$308	(6%)	$324	(11%)
Average total assets per advisor ($ in millions)(30)	$49.3	$51.0	(3%)	$57.7	(15%)
Transition assistance loan amortization ($ in millions)(31)	$42.5	$42.7	—%	$38.4	11%
Total client accounts (in millions)	7.8	7.6	3%	7.1	10%

Employees	6,141	6,099	1%	5,421	13%

Services Group
Services Group subscriptions(32)
Professional Services	1,459	1,377	6%	1,099	33%
Business Optimizers	2,605	2,425	7%	1,499	74%
Planning and Advice	169	94	80%	—	100%
Total Services Group subscriptions	4,233	3,896	9%	2,598	63%

AUM retention rate (quarterly annualized)(33)	98.4%	98.0%	40bps	97.8%	60bps

Capital Management
Capital expenditures ($ in millions)(34)	$82.4	$76.3	8%	$54.9	50%

Share repurchases ($ in millions)	$75.0	$50.0	50%	$40.0	88%
Dividends ($ in millions)	20.0	20.0	—%	20.1	—%
Total Capital Returned ($ in millions)	$95.0	$70.0	36%	$60.1	58%

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS prior to amortization of intangible assets and acquisition costs and Adjusted net income
EPS prior to amortization of intangible assets and acquisition costs is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and EPS prior to amortization of intangible assets and acquisition costs because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense and brokerage, clearing and exchange expense. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; loss on extinguishment of debt; promotional; acquisition costs; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures of this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges, and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor. Year-over-year figure reflects the addition of 282 advisors from Waddell & Reed, LLC in Q3 2021 and 562 advisors from CUNA Brokerage Services, Inc. in Q2 2022.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial and The Private Trust Company N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial, is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5) The Company was named Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Certain financial statement line items in the condensed consolidated statements of income have been reclassified to more closely align with industry practice and the Company's business and to better serve financial statement users. Prior period amounts have been reclassified to conform to current presentation; however, these reclassifications did not impact total net income. See Note 2 - Summary of Significant Accounting Policies in the Company's 2021 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q for additional information.
(7) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q3 2021
Total revenue	$2,163,058	$2,038,887	$2,020,763
Advisory and commission expense	1,304,528	1,304,422	1,366,832
Brokerage, clearing and exchange expense	20,850	23,362	22,828
Gross profit	$837,680	$711,103	$631,103

(8) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation expense. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q3 2022	Q2 2022	Q3 2021
Advisory and commission expense	$1,304,528	$1,304,422	$1,366,832
Plus (Less): Advisor deferred compensation expense	21,803	65,624	1,516
Production-based payout	$1,326,331	$1,370,046	$1,368,348

Advisory and commission revenue	$1,508,746	$1,575,227	$1,570,117

Payout rate	87.91%	86.97%	87.15%
(9) The following table sets forth asset-based revenue disaggregated by product category and reconciles this revenue to client cash revenue as presented in Management's Statements of Operations for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q3 2021
Asset-based revenue - Condensed Consolidated Statements of Income
Client cash	$294,993	$154,700	$91,257
Other asset-based(10)	194,270	208,897	210,444
Total asset-based revenue	$489,263	$363,597	$301,701

Client cash - Management's Statements of Operations
Client cash	$294,993	$154,700	$91,257
Plus: Interest income CCA balances segregated under federal or other regulations(11)	8,688	1,111	290
Plus (Less): Revenue from purchased money funds(10)	—	408	(606)
Total client cash revenue	$303,681	$156,219	$90,941
(10) Consists of revenue from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services and revenue from purchased money market funds but does not include fees from client cash programs. Other asset-based revenue is a component of asset-based revenue and is derived from the Company's condensed consolidated statements of income.
(11) Interest income and other, net is a financial measure calculated as interest income, net plus (less) other revenue, plus (less) advisor deferred compensation expense, less interest income on CCA balances segregated under federal or other regulations. Below is a reconciliation of interest income, net and other revenue to interest income and other, net for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q3 2021
Interest income, net	$22,092	$10,121	$7,365
(Less) Plus: Other revenue	(22,116)	(67,276)	1,218
Plus (Less): Advisor deferred compensation expense	21,803	65,624	1,516
(Less): Interest income on CCA balances segregated under federal or other regulations	(8,688)	(1,111)	(290)
Interest income and other, net	$13,091	$7,358	$9,809

(12) Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q3 2021
Core G&A Reconciliation
Total expense	$1,856,324	$1,826,566	$1,882,784
Advisory and commission	1,304,528	1,304,422	1,366,832
Depreciation and amortization	51,669	48,453	38,409
Interest expense on borrowings	33,186	28,755	27,063
Brokerage, clearing and exchange	20,850	23,362	22,828
Amortization of other intangibles	22,654	21,168	21,531
Total G&A	423,437	400,406	406,121
Promotional (ongoing)(13)(14)	98,667	83,791	83,630
Employee share-based compensation	11,399	13,664	9,763
Acquisition costs(14)	7,498	8,909	35,887
Regulatory charges	7,847	8,069	5,976
Core G&A	$298,026	$285,973	$270,865
(13) Promotional (ongoing) for the three months ended September 30, 2022 and June 30, 2022 includes $4.4 million and $5.8 million, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income.
(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q3 2021
Acquisition costs
Compensation and benefits	$4,722	$6,661	$14,843
Professional services	2,132	1,898	5,804
Promotional(13)	282	31	12,382
Other	362	319	2,858
Acquisition costs	$7,498	$8,909	$35,887
(15) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q3 2021
EBITDA Reconciliation
Net income	$232,331	$160,545	$103,064
Interest expense on borrowings	33,186	28,755	27,063
Provision for income taxes	74,403	51,776	34,915
Depreciation and amortization	51,669	48,453	38,409
Amortization of other intangibles	22,654	21,168	21,531
EBITDA	$414,243	$310,697	$224,982

(16) Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are non-GAAP financial measures. Please see a description of adjusted net income and EPS prior to amortization of intangible assets and acquisition costs under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs (in thousands, except per share data):

	Q3 2022		Q2 2022		Q3 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$232,331	$2.86	$160,545	$1.97	$103,064	$1.26
Amortization of other intangibles	22,654	0.28	21,168	0.26	21,531	0.26
Acquisition costs	7,498	0.09	8,909	0.11	35,887	0.44
Tax benefit	(7,930)	(0.10)	(7,880)	(0.10)	(15,399)	(0.19)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$254,553	$3.13	$182,742	2.24	$145,083	$1.77
Diluted share count	81,250		81,410		81,849
(17) Consists of total advisory and brokerage assets under custody at the Company's broker-dealer subsidiary, LPL Financial, and Waddell & Reed, LLC. As of September 30, 2022, there were no assets under custody at Waddell & Reed, LLC.
(18) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(19) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(20) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(21) Prior to Q4 2021, organic net new assets do not include the assets of Waddell & Reed, LLC.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets. Prior to Q4 2021, organic net new assets growth rates do not include the assets of Waddell & Reed, LLC.
(24) During the second quarter of 2022, the Company updated its definition of client cash balances to include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. Prior period disclosures have been updated to reflect this change as applicable. The following table presents the Company's purchased money market funds for the periods presented (in billions):

	Q3 2022	Q2 2022	Q3 2021
Purchased money market funds	$4.2	$1.9	$1.8
(25) Calculated by dividing revenue for the period by the average balance during the period.
(26) Calculated by dividing interest income earned on cash held in the CCA for the period by the average CCA balance, excluding cash held in CCA that has been used to fund margin lending, during the period. The remaining cash is primarily held in cash segregated under federal or other regulations in the condensed consolidated balance sheets. Cash held in the CCA that has been used to fund margin lending is as follows for the periods presented (in billions):

	Q3 2022	Q2 2022	Q3 2021
CCA balances that have been used to fund margin	$0.5	$0.5	$0.5
(27) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.

(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q3 2022	Q2 2022	Q4 2021
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$634,701	$505,434	$459,866
Interest expense on borrowings	116,272	110,150	104,414
Provision for income taxes	194,292	154,804	141,463
Depreciation and amortization	186,392	173,131	151,428
Amortization of other intangibles	85,391	84,268	79,260
EBITDA	$1,217,048	$1,027,787	$936,431
Credit Agreement Adjustments:
Acquisition costs and other	$58,825	$86,944	$92,142
Employee share-based compensation expense	47,407	45,771	$41,844
M&A accretion(35)	18,742	32,103	53,550
Advisor share-based compensation expense	2,502	2,339	2,324
Loss on extinguishment of debt	—	—	24,400
Credit Agreement EBITDA	$1,344,524	$1,194,944	$1,150,691
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and financial institutions.
(32) Refers to active subscriptions related to professional services offerings (Business Strategy Services (formerly CFO Solutions), Marketing Solutions, and Admin Solutions) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans, and Assurance Plans), as well as planning and advice services (Paraplanning) for which subscriptions are the number of advisors using the service.
(33) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior-quarter total advisory and brokerage assets.
(34) Capital expenditures represent cash payments for property and equipment during the period.
(35) M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.